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                                                                       Exhibit 5



                              HOLLAND & KNIGHT LLP
                           One East Broward Boulevard
                         Fort Lauderdale, Florida 33301


September 11, 1997


Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive
Suite 2502
Miami, Florida  33131

         Re: Kos Pharmaceuticals, Inc. (the "Company") - Registration Statement on Form S-8


Ladies & Gentlemen:

You have requested our opinion in connection with the above-referenced Registration Statement, (the "Registration Statement") in connection with the registration for sale of (i) an aggregate of 4,000,000 shares (the "Plan Shares") of the common stock, $.01 par value per share, of the Company (the "Common Stock"), which may be issued by the Company to participants in The Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the "Plan"), and (ii) 325,000 shares of Common Stock, which may be issued by the Company to an employee and a consultant of the Company pursuant to stock options issued outside the Plan (together with the Plan Shares, the "Shares").

We have reviewed copies of the Articles of Incorporation and Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and, assuming the Company receives greater than par value for the Shares, when the Shares are fully paid for in accordance with the terms and conditions set forth in the Plan and/or the agreements relating to the issuance of such Shares, such Shares will be, assuming no changes in the applicable law or pertinent facts, validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                HOLLAND & KNIGHT LLP



                                                By: /s/ Steven Sonberg
                                                    -------------------------
                                                    Steven Sonberg